UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A
________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

DANIMER SCIENTIFIC, INC.
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DANIMER SCIENTIFIC, INC.
140 Industrial Boulevard
Bainbridge, GA 39817

November 10, 2021

To Our Stockholders:

On behalf of the Board of Directors of Danimer Scientific, Inc., I cordially invite you to participate in the Annual Meeting of Stockholders to be held on December 15, 2021, at 10:00 a.m., Eastern Time. The annual meeting will be a virtual meeting of stockholders, which will be conducted in a virtual-only meeting format via live webcast. Information on how to participate in this year’s annual meeting can be found on pages 29–30. Stockholders will NOT be able to attend the Annual Meeting in-person.

The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

The Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, are available at https://danimerscientific.com.

REGARDLESS OF WHETHER YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY, I URGE YOU TO VOTE BY RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS described in THIS Proxy Statement and THE proxy card AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS described in THIS Proxy Statement and THE proxy card WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY.

Cordially,
DANIMER SCIENTIFIC, INC

Stephen E. Croskrey
Chief Executive Officer and Chairman of the
Board of Directors

DANIMER SCIENTIFIC, INC
Notice of Annual Meeting of Stockholders
To Be Held on December 15, 2021

To Our Stockholders:

You are cordially invited to participate in the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Meeting”), of Danimer Scientific, Inc. (the “Company” or “Danimer”), which will be held on December 15, 2021, at 10:00 a.m., Eastern Time, in a virtual-only meeting format via live webcast, for the following purposes:

1.      To elect the eight nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.      To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 2); and

3.      To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

Stockholders of record at the close of business on November 8, 2021, are entitled to notice of and to vote at the Meeting.

Due to the continued public health concerns relating to the COVID-19 pandemic and our concerns about protecting the health and well-being of our stockholders and employees, the Board of Directors has determined to convene and conduct the Meeting, in a virtual-only meeting format via live webcast at https://www.cstproxy.com/danimerscientific/2021. Stockholders will NOT be able to attend the annual meeting in-person. Information on how to participate in this year’s virtual-only meeting can be found on pages 29–30.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on December 15, 2021:    This Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, are available at https://danimerscientific.com

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA THE INTERNET AS described in THIS Proxy Statement and THE proxy card, TO ENSURE THAT YOUR VOTE IS COUNTED.

By Order of the Board of Directors

John A. Dowdy, III
Secretary
November 10, 2021

DANIMER SCIENTIFIC, INC.
140 Industrial Boulevard
Bainbridge, GA 39817

____________________________

PROXY STATEMENT

____________________________

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

DECEMBER 15, 2021

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of Class A common stock, par value $0.0001 per share (referred to as our “common stock”), of Danimer Scientific, Inc., a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Danimer,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on December 15, 2021, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof (the “Meeting”). The Meeting will be a virtual-only meeting of stockholders, which will be conducted via live webcast. Information on how to participate in this year’s Meeting can be found on pages 29–30. This Proxy Statement and the Proxy Card are first being sent to stockholders on or about November 12, 2021.

At the Meeting, stockholders will be asked:

1.      To elect the eight nominees named in this Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.      To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 2); and

3.      To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

The Board of Directors has fixed the close of business on November 8, 2021, as the record date for the determination of stockholders entitled to notice of and to vote for the matters presented at the Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Meeting and may vote by (a) visiting the Internet site listed on the Proxy Card, or (b) submitting your Proxy Card by mail by using the provided self-addressed, stamped envelope. Voting via the Internet or submitting a Proxy Card will not prevent you from voting virtually at the Meeting, but it will help to secure a quorum and avoid added solicitation costs.

Proxies and Voting

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges you to submit a proxy to vote your shares in advance of the meeting by (a) visiting www.cstproxyvote.com and following the on screen instructions (have your proxy card when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy to vote your shares will not prevent you from revoking a previously submitted proxy or changing your vote as described below.

Unless revoked, a proxy will be voted at the Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, the shares will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

Voting

Most beneficial owners whose stock is held in “street name” do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected each of Stephen E. Croskrey and John A. Dowdy, III to serve as “Proxyholders” for the Meeting.

Revocation of Proxy

If you desire to change or revoke your previously submitted vote at any time before the Meeting, you may do so by: (i) delivering written notice to us at Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817, c/o John A. Dowdy, III, Chief Financial Officer and Secretary; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) by voting again by Internet voting options described in this Proxy Statement and the Proxy Card. If your shares are held in street name through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. Participation in the virtual-only Meeting will not in and of itself constitute a revocation of a proxy.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on November 8, 2021 (the “Record Date”) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 100,344,315 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock by Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our current directors, executive officers and stockholders known to us to beneficially own five percent (5%) or more of our common stock.

Quorum; Required Votes

The presence, virtually or by duly authorized proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Under the rules of various national and regional securities exchanges, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as Proposal 2, the ratification of independent auditors, but not with respect to matters that are considered “non-routine,” such as the election of directors. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposal 1, which is a non-routine matter.

Each share of Danimer common stock entitles the holder to one vote on each matter presented for stockholder action. The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election of the eight nominees named in this Proxy Statement (Proposal 1). The affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 2).

Since the affirmative vote of a plurality of votes cast virtually at the Meeting or represented by proxy at the Meeting is required for Proposal 1, abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the approval of Proposal 2, abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the voting for Proposal 2.

We will appoint an inspector of elections to tabulate votes at the Meeting.

Proxy Solicitation; Expenses

Danimer will bear all the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

Danimer has retained Okapi Partners LLC, an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Okapi Partners a fee of approximately $20,000, plus costs and expenses, for these services. If shareholders need assistance with casting or changing their vote, they should contact our proxy solicitor, Okapi Partners, toll-free at (888) 785-6707.

List of Stockholders

In accordance with the Delaware General Corporation Law (the “DGCL”), a list of stockholders entitled to vote at the Meeting will be available for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 140 Industrial Boulevard, Bainbridge, GA 39817.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT VIRTUALLY AT THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET AS described in THIS Proxy Statement and THE proxy card TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. YOUR ParticipatiION in the Virtual-only meeting will not in and of itself constitute a revocation of YOUR PRIOR VOTE.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of November 3, 2021 (the “Table Date”), certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own or control five percent (5%) or more of our common stock, (ii) each of our current directors and nominees, (iii) each of our current “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K) set forth in the summary compensation table on page 17 and (iv) our current Named Executive Officers and directors and nominees as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Danimer Scientific, Inc., 140 Industrial Blvd., Bainbridge, GA 39817.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (“SEC”), which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and shares underlying restricted stock awards that are currently issuable or issuable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 100,344,315 shares of Common Stock issued and outstanding as of the Table Date.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the Table Date, shares of common stock subject to warrants and shares of restricted stock that vest within 60 days of the Table Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Stephen E. Croskrey(1)	4,126,710	4.1
Stuart Pratt(2)	1,648,210	1.6
Philip Gregory Calhoun(3)	3,810,661	3.8
John A Dowdy, III(4)	1,333,140	1.3
Michael Smith(5)	968,972	*
Phillip Van Trump(6)	985,693	*
Scott Tuten(7)	885,314	*
Isao Noda(8)	356,071	*
Gregory Hunt(9)	65,531	*
Christy Basco	—	—
John P. Amboian(10)	923,418	*
Richard J. Hendrix(11)	603,209	*
Directors and Executive Officers as a Group (12 Individuals)(12)	15,707,010	14.9
Five Percent Holders:
—

____________

*        Less than 1%.

(1)      Excludes 3,970,062 shares underlying options granted in connection with the business combination (the “Business Combination”) between the Company, then known as Live Oak Acquisition Corp. (“Live Oak”) before changing its name to Danimer Scientific, Inc. in connection with the Business Combination, and Meredian Holdings, Inc., which together with its subsidiaries operated under the “Danimer Scientific” name as an independent enterprise (“Legacy Danimer”) prior to the Business Combination, which Business Combination resulted in Legacy Danimer becoming a wholly-owned subsidiary of the Company, that are not presently exercisable and not exercisable within 60 days of the Table Date. Excludes 1,353,473 shares underlying restricted stock awards that are not issuable within 60 days of the Table Date.

(2)      Includes 50,000 shares underlying options that are or will become exercisable within 60 days of the Table Date. Includes 18,315 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days of the Table Date. Excludes 342,258 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days of the Table Date. Excludes 14,670 shares underlying restricted stock awards that are not issuable within 60 days of the Table Date.

(3)      Includes 3,429,018 shares held by the Greg Calhoun DGT Family Trusts u/t/a dated September 22, 2020 GST Exempt Trust and 66,806 shares held by the Greg Calhoun DGT Family Trusts u/t/a dated September 22, 2020 GST Non-Exempt Trust, which may be deemed to be owned by Mr. Calhoun, and 55,952 shares underlying options that are or will become exercisable within 60 days of the Table Date. Mr. Calhoun disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(4)       Includes 322,125 shares held by the John Adams Dowdy, III Living Trust, which shares may be deemed to be owned by Mr. Dowdy, and 948,139 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days of the Table Date. Excludes 61,053 shares underlying Assumed Legacy Danimer Options and 642,934 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days of the Table Date. Includes 62,877 shares underlying restricted stock awards that are issuable within 60 days of the Table Date. Excludes 314,383 shares underlying restricted stock awards that are not issuable within 60 days of the Table Date. Mr. Dowdy disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(5)      Includes 906,096 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days of the Table Date. Excludes 61,053 shares underlying Assumed Legacy Danimer Options and 642,934 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days of the Table Date. Includes 62,877 shares underlying restricted stock awards that are issuable within 60 days of the Table Date. Excludes 314,383 shares underlying restricted stock awards that are not issuable within 60 days of the Table Date.

(6)      Includes 898,482 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days of the Table Date. Excludes 61,053 shares underlying Assumed Legacy Danimer Options and 642,934 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days of the Table Date. Includes 62,877 shares underlying restricted stock awards that are issuable within 60 days of the Table Date. Excludes 314,383 shares underlying restricted stock awards that are not issuable within 60 days of the Table Date.

(7)      Includes 667,046 shares underlying Assumed Legacy Danimer Options that are or will become exercisable within 60 days of the Table Date. Excludes 61,053 shares underlying Assumed Legacy Danimer Options and 642,935 shares underlying options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days of the Table Date. Includes 62,877 shares underlying restricted stock awards that are issuable within 60 days of the Table Date. Excludes 314,383 shares underlying restricted stock awards that are not issuable within 60 days of the Table Date.

(8)      Includes 301,941 shares underlying Assumed Legacy Danimer Options and 50,000 shares underlying options that are or will become exercisable within 60 days of the Table Date.

(9)      Includes 10,531 shares underlying Assumed Legacy Danimer Options and 55,000 shares underlying options that are or will become exercisable within 60 days of the Table Date.

(10)    Includes 50,000 shares underlying options that are or will become exercisable within 60 days of the Table Date. Includes (i) 363,943 shares that are held by the John P. Amboian 2008 Living Trust and (ii) 181,972 shares that are held by Kings Trail Trust dated September 19, 2018. Includes (i) 218,335 private warrants to purchase shares of Common Stock that are or will become exercisable within 60 days of the Table Date (“Warrants”) and are held by the John P. Amboian 2008 Living Trust and (ii) 109,168 Warrants held by Kings Trail Trust dated September 19, 2018. Mr. Amboian is the sole trustee of the John P. Amboian 2008 Living Trust and his spouse is the sole trustee of the Kings Trail Trust dated September 19, 2018 and, as such, Mr. Amboian may be deemed to beneficially own the shares and the Warrants held by those trusts. Mr. Amboian disclaims any beneficial ownership of the shares and the Warrants held by these trusts other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(11)    Includes 50,000 shares underlying options that are or will become exercisable within 60 days of the Table Date. Includes 345,824 shares held by RJH Management LLC. Includes 207,465 Warrants held by RJH Management LLC. Mr. Hendrix owns and controls RJH Management and as such, has voting and investment discretion with respect to the shares and Warrants held of record by RJH Management and may be deemed to have shared beneficial ownership of the common stock and the Warrants held directly by RJH Management. Mr. Hendrix disclaims any beneficial ownership of the reported shares and the Warrants other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(12)    Includes 3,756,501 shares underlying Assumed Legacy Danimer Options and 305,000 shares underlying other options that are or will become exercisable within 60 days of the Table Date. Includes 534,968 shares underlying Warrants that are or will become exercisable within 60 days of the Table Date. Excludes 244,213 shares underlying Assumed Legacy Danimer Options and 6,884,056 shares underlying other options granted in connection with the Business Combination that are not presently exercisable and not exercisable within 60 days of the Table Date. Includes 505,946 shares underlying restricted stock awards that are issuable within 60 days of the Table Date. Excludes 2,625,673 shares underlying restricted stock awards that are not issuable within 60 days of the Table Date.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficially of more than five percent (5%) of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Bylaws provide that number of directors on our Board of Directors be fixed exclusively by the Board of Directors. From and after the date of the Meeting, the number of directors has been fixed at eight by the Board of Directors. Our Nominating and Corporate Governance Committee and our Board of Directors have selected the eight nominees for directors that are listed in this Proxy Statement for election at the Meeting. Each nominee is currently a member of the Board of Directors.

Our directors are elected annually at the Annual Meeting of Stockholders. Their respective terms of office will continue until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors, nominees for director or executive officers.

Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the eight nominees for director named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees named below has been nominated by the Nominating and Corporate Governance Committee of the Board of Directors and has consented to be named a nominee in this Proxy Statement and to serve as a director, if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating and Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience and director positions held currently or at any time during the last five years.

The age and principal occupation of each person nominated as a director is set forth below:

Stephen E. Croskrey, 61, has served as chairman of the Board and chief executive officer of Danimer since December 2020. Prior to that, Mr. Croskrey was since February 2016 chief executive officer and a member of the board of directors of Legacy Danimer prior to the Business Combination. Mr. Croskrey is a business leader with over 30 years of experience in overseeing the strategic direction and operations of companies that manufacture and market a variety of products such as industrial fibers, and law-enforcement gear. From 1999 to 2005, Mr. Croskrey served as the president and chief executive officer of Armor Holdings Products, LLC, a major manufacturer of military, law enforcement, and personnel safety equipment. During such tenure its annual revenues increased from $45 million to over $300 million as a result of him overseeing the acquisition and integration of 13 companies and implementing associated organic growth initiatives. Mr. Croskrey has also held senior executive positions at Allied Signal and Mobil Oil. Mr. Croskrey received an MBA degree from the Kellogg School of Management at Northwestern University. He also received a Bachelor of Science degree in Engineering from the United States Military Academy at West Point where he was also commissioned as an officer in the U.S. Army and served as a company commander, attaining the rank of captain during his six years of active duty. He is well-qualified to serve on the Board due to his extensive leadership, operational and advisory background as well as his significant strategic experience in acquiring and integrating companies.

John P. Amboian, 60, served as Live Oak’s Chairman from May 2020 to December 2020 and continues to serve on the Board following the completion of the Business Combination. Mr. Amboian is a business leader with over 30 years of experience in mergers and acquisitions, capital management, product development, branding and distribution for both privately held and public companies, across multiple industries. He served as Chairman and Chief Executive Officer of Nuveen Investments, Inc., or Nuveen (formerly NYSE: JNC), from 2007 to 2016. He was President of Nuveen from 1999 through 2007 after joining as its Chief Financial Officer from 1995 to 1999. During his time in leadership positions at Nuveen, Mr. Amboian participated in over 20 M&A and capital markets transactions, in addition to playing a leading role in Nuveen’s sale to an investment group led by Madison Dearborn, in 2007 and Nuveen’s sale process to TIAA (Teacher’s Insurance and Annuity Association of New York) in 2014. Mr. Amboian served on the Nuveen Mutual Funds board from 2007 through 2016 in addition to serving on Nuveen

Investments’ public board from 1996 through 2007. Prior to Nuveen, Mr. Amboian was the Chief Financial Officer and Senior Vice President of Strategy of the Miller Brewing Company. He began his career in Corporate and International Finance at Kraft Foods, Inc., where he ended his tenure as Treasurer. Since 2013, Mr. Amboian has served at Madison Dearborn Partners as an industry advisor and is an Independent Director of the general partnership of Adams Street Partners, a private-markets investment firm. Additionally, Mr. Amboian is Chairman of Evanston Capital, a hedge fund alternative investment manager, and since 2017 has been a senior advisor to Estancia Capital. Since 2018, he chairs the board of North Square Investments, a boutique asset management firm. He is also on the advisory board of Cresset Capital Management, a wealth management firm. He advises several small businesses on organic and inorganic growth initiatives through JA Capital Advisors, LLC. He received both his Bachelor’s degree and his M.B.A. from the University of Chicago. He is well-qualified to serve on the Board due to his extensive finance, investment and operational background.

Richard Hendrix, 56, served as Live Oak’s Chief Executive Officer and as a director on the Board from May 2020 to December 2020, and continues to serve on the Board following the completion of the Business Combination. He has significant experience in executive leadership, corporate strategy, M&A, capital markets and corporate finance for public companies. Over the course of his career, Mr. Hendrix has worked extensively with issuers and investors focused on companies in the financial services, real estate, energy, industrial, and business and consumer services sectors. He has led dozens of initial equity offerings for founder-led and Sponsor-backed companies primarily within the banking, insurance and real estate sectors. Additionally, Mr. Hendrix has considerable experience advising chief executives, boards of directors and large shareholders regarding strategy, capital structure and capital access. He has significant leadership experience in the financial industry, having served as Chief Executive Officer of FBR & Co., or FBR (formerly Nasdaq: FBRC), a capital markets firm, from 2009 to 2017, and Chairman from 2012 to 2017. Mr. Hendrix helped FBR grow into a leading bookrunner for initial common stock offerings for middle market U.S. companies. While at FBR Mr. Hendrix oversaw the growth of the company and oversaw numerous strategic transactions while in his role as Chairman and Chief Executive Officer at FBR, ultimately executing a merger with B. Riley Financial, Inc. (Nasdaq: RILY) in 2017. Following the merger, Mr. Hendrix served as director of B. Riley Financial until October 2017. Prior to his tenure as Chief Executive Officer of FBR, Mr. Hendrix served as Arlington Asset Investment Corp.’s (NYSE: AI) President and Chief Operating Officer from 2004 to 2007 and its Chief Investment Officer from 2003 to 2004. Previously, he was the President and Chief Operating Officer of FBR Asset Investment Corporation and concurrently headed the Real Estate and Diversified Industrials Investment Banking groups of FBR. Prior to FBR, Mr. Hendrix was a Managing Director in PNC Capital Markets’ investment banking group and headed PNC’s asset-backed securities business. Mr. Hendrix is a co-founder and Managing Partner of Live Oak Merchant Partners, a merchant bank providing capital and advisory services to middle market companies across several industries. Mr. Hendrix also currently serves as a Senior Advisor to Crestview Partners, a private equity firm, since 2017 and is currently the Chairman of Protect My Car, a portfolio company of Crestview Partners that provides extended auto warranty plans to consumers. Mr. Hendrix’s affiliation with Crestview Partners began with Crestview’s investment in FBR over a decade before. In the last five years, Mr. Hendrix has also been the Founder and Chief Executive Officer of RJH Management Co, a privately held investment management business. Mr. Hendrix received his B.S. in Finance from Miami University. He is well-qualified to serve on the Board due to his extensive finance, investment and advisory background.

Christy Basco, 55, has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from July 2020 to December 2020. Ms. Basco has served as Senior Vice President and Controller of PepsiCo Foods North America, a snack and convenient foods business that includes Frito-Lay North America (FLNA) and Quaker Foods North America. She has extensive experience in financial reporting and oversight in maintaining strong internal controls. During her tenure at PepsiCo, which commenced in January 1996, Ms. Basco has held progressively complex leadership roles, having started in FLNA’s Control organization, working across multiple functions before moving to the FLNA Finance Transformation team. Prior to joining PepsiCo, Ms. Basco was an accounting manager at American Airlines, Inc. and started her career as a public accountant with the accounting firm of Arthur Andersen, LLP. Ms. Basco is a Certified Public Accountant and holds Bachelor’s and Master’s degrees in Accounting from Louisiana Tech University. She is well-qualified to serve on the Board and all of its board committees due to her extensive financial, accounting and operational background.

Philip Gregory Calhoun, 58, has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from 2014 to December 2020, and was a director of Danimer’s Meredian, Inc. and Danimer Scientific, L.L.C. subsidiaries prior to their merger in June 2014. Mr. Calhoun is president and chief executive officer of Circle C. Farms, Inc., a commercial farm and cattle ranch located in Colquitt, Georgia, where

Mr. Calhoun has worked since 1981. Mr. Calhoun also is the sole proprietor of GC Sprayer Service, Inc., a crop-dusting operation in Colquitt, Georgia. Mr. Calhoun also serves as a director of First National Bank of Decatur County located in Bainbridge, Georgia, Miller County Gin in Colquitt, Georgia and American Peanut Growers, a peanut-shelling plant in Donalsonville, Georgia. He is well-qualified to serve on the Board and all of its board committees due to his extensive commercial and operational background.

Gregory Hunt, 64, has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from June 2019 to December 2020. Since May 2012, Mr. Hunt has been the chief financial officer and treasurer of Apollo Management, LP, the investment adviser to Apollo Investment Corp., a management investment company. From April 2010 to May 2012, he served as the Executive Vice President and chief financial officer for Yankee Candle Company. Prior to joining Yankee Candle, from 2007 to 2010, Mr. Hunt served as the Executive Vice President of Strategic and Commercial Development for Norwegian Cruise Lines. Prior to joining Norwegian Cruise Lines, Mr. Hunt served as chief financial officer and chief restructuring officer of Tweeter Home Entertainment Group, Inc. from 2006 to 2007 and the chief financial officer and co-chief executive of Syratech Corporation from 2001 to 2006. Prior to Syratech, he held several senior financial leadership positions including chief financial officer of NRT Inc., Culligan Water Technologies, Inc. and Samsonite Corporation. Mr. Hunt currently serves as a member of the board of directors of Kymera Corporation and audit committee chairman, a member of the board of directors of GoodWest Industries and co-chairman of the board of advisors for the University of Vermont School of Business. Mr. Hunt is a Certified Public Accountant and holds a Bachelor’s degree in Accounting with dual concentration in finance from the University of Vermont. He is well-qualified to serve on the Board and all of its board committees due to his extensive financial, operational and advisory background.

Dr.    Isao Noda, 70, has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from 2016 to December 2020. Prior to joining Legacy Danimer, he had a distinguished career extending over three decades at Procter & Gamble and is recognized as one of the world’s leading authorities in the field of polymer science, including the field of bioplastics known as PHA. Currently, Dr. Noda is an affiliated teaching professor at the University of Delaware. Dr. Noda holds a Bachelor of Science degree in Chemical Engineering, a Master of Science in Bioengineering, a Master of Philosophy and a Ph.D. in Chemical Engineering from Columbia University. He earned a Doctorate in Science degree in Chemistry from the University of Tokyo. He is well-qualified to serve on the Board due to his education and science background as well as his expertise in the fields of polymer science and bioplastics.

Stuart W. Pratt, 75, has been a member of the Board since December 2020, and prior to that, a member of Legacy Danimer’s board of directors from May 2015 to December 2020 and its chairman of the board from January 2016 to December 2020. Since 2001, Mr. Pratt has been the president and chief executive officer of the Fort Point Real-Estate Company. He also has served as the chairman of the board of Hunneman, a commercial real estate firm in Boston, Massachusetts since 2016 and previously served as its chief executive officer. In the 1970s, he was the chief executive officer of Federal Street Equities based in Houston, Texas. Mr. Pratt currently serves on the board of overseers of Boston University and is also a trustee emeritus of Boston University where he was chairman of the Real Estate Committee and served on its Audit, Academic Affairs and Finance committees. Additionally, he also serves as a trustee and chairman of the board of the Peabody Essex Museum, a director of Maritime International Inc. based in Bedford, Massachusetts and Avrio AI based in Boston, Massachusetts. Mr. Pratt received his Bachelor of Arts from Boston University. He is well-qualified to serve on the Board and all of its board committees due to his executive leadership, operational and advisory background.

The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election as directors of the eight nominees named in this Proxy Statement (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

GOVERNANCE OF THE COMPANY

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices. Our management and our Board of Directors reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002. Based on that review, the Board of Directors maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters. The Company is listed on the New York Stock Exchange (“NYSE”), and therefore, it has modeled its corporate governance practices after the listing requirements of NYSE.

Corporate Governance Guidelines and Documents

The Code of Ethics, Corporate Governance Guidelines and the Charters of our Audit, Compensation and Nominating and Corporate Governance Committees were adopted by Danimer for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Danimer, and promoting compliance with all applicable rules and regulations that apply to Danimer and its officers and directors. These policies are available on our Internet website, at https://danimerscientific.com/, under the tab “Governance Documents” within the section called “Governance.” In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Danimer Scientific, Inc., Attention: Secretary, 140 Industrial Boulevard, Bainbridge, GA 39817.

Board of Directors

Our Board of Directors is currently comprised of the following eight members: Stephen E. Croskrey, John P. Amboian, Richard J. Hendrix, Christy Basco, Philip Gregory Calhoun, Gregory Hunt, Dr. Isao Noda, and Stuart Pratt.

During fiscal 2020, the Board of Directors held two meetings, and acted by unanimous written consent in lieu of a meeting two times. During fiscal 2020, all of the directors then in office attended 100% of the meetings of the full Board of Directors, and all of the directors then in office attended 100% of the meetings of the Committees of the Board of Directors on which they served. The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders.

Board Leadership Structure

Our Chairman of the Board of Directors is also the chief executive officer of the Company. However, the Board of Directors believes that board independence is an important aspect of corporate governance, and six of the remaining seven members of the Board of Directors are therefore independent directors. The Board of Directors believes that this leadership structure is appropriate for our Company, given the size and scope of our business, the experience and active involvement of our Chairman and independent directors and our corporate governance practices, which include regular communication with and interaction between and among the Chief Executive Officer, Chief Financial Officer, and the independent directors. John Amboian is designated as the “lead independent director” of the Company’s Board of Directors.

Board Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board of Directors must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance, and reviewing measures to address and mitigate risks. While the full Board of Directors is charged with overseeing risk management, various committees of the Board of Directors and members of management also have risk oversight responsibilities. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and operational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern.

Director Independence

The Board of Directors has evaluated each of its directors’ independence from Danimer based on the definition of “independence” established by NYSE and has determined that Ms. Basco and Messrs. Amboian, Hendrix, Calhoun, Hunt and Noda are independent directors, constituting a majority of the Board of Directors.

The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has further determined that each of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is “independent” under applicable NYSE rules.

In its review of each director’s or nominee’s independence from the Company, the Board of Directors reviewed whether any transactions or relationships currently exist or existed during the past year between each director or nominee and the Company and its subsidiaries, affiliates, equity investors or independent registered public accounting firm. The Board of Directors also examined whether there were any transactions or relationships between each director or nominee and members of the senior management of the Company or their affiliates.

Stockholder Communications

Stockholders may send communications to our Board of Directors or any committee thereof by writing to the Board of Directors or any committee thereof at Danimer Scientific, Inc., Attention: Secretary, 140 Industrial Boulevard, Bainbridge, GA 39817. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

In addition, stockholders may also contact the non-management directors as a group or any individual director by writing to the non-management directors or the individual director, as applicable, at Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817.

Complaint Procedures

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Danimer Scientific, Inc., Attention: Chairman of the Audit Committee, 140 Industrial Boulevard, Bainbridge, GA 39817. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”

Audit Committee

The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence and performance of our independent registered public accounting firm (“independent auditors”); (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting. In addition, the Audit Committee recommends to the Board of Directors the appointment of independent auditors and analyzes the reports and recommendations of such auditors. The Audit Committee also assesses major risk factors relating to the Company and its performance, and reviews measures to address and mitigate financial, legal and operational risks. The committee also prepares the Audit Committee report required by the rules of the U.S. Securities and Exchange Commission (the “SEC”), which is included in this Proxy Statement beginning on page 15.

Our Audit Committee is currently comprised of Messrs. Hunt, Amboian and Basco, with Mr. Hunt serving as the Chairman. All of the members of our Audit Committee were determined by the Board of Directors to be independent of Danimer based on NYSE’s definition of “independence” and are able to read and understand the Company’s fundamental financial statements. The Board of Directors has determined that Mr. Hunt qualifies as an audit committee financial expert (as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder).

The duties of the Audit Committee of our Board of Directors, which are specified in the charter of the Audit Committee, include but are not limited to:

•        appointing and replacing the independent auditors;

•        monitoring the independence of the independent auditors;

•        discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•        determining the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purposes of preparing and issuing an audit report or related work;

•        verifying the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by regulation;

•        pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services to be performed;

•        reviewing and discussing with management and the independent auditors the annual audited financial statements, and recommending to our Board of Directors whether the annual audited financial statements should be included in our Annual Report on Form 10-K;

•        discussing with management major risk assessments and risk management policies;

•        inquiring and discussing with management our compliance with applicable laws and regulations;

•        establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•        reviewing and approving all related party transactions.

During fiscal 2020, the Audit Committee held one meeting and did not act by unanimous written consent in lieu of a meeting. The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which is available on our Internet website, at https://danimerscientific.com/, under the tab “Governance Documents” within the section called “Governance.”

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of compensation of our executive officers and other key managerial personnel as well as the adoption of incentive and stock plans. Pursuant to the Compensation Committee’s charter (a copy of which is available on our Internet website, at https://danimerscientific.com/, under the tab “Governance Documents” within the section called “Governance”), the Compensation Committee’s authority generally includes, among other things, the authority to do each of the following:

•        To review and approve corporate goals and objectives with respect to compensation for the Company’s senior management team, evaluate the senior management team’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the senior management team’s compensation levels based on this evaluation.

•        To review at least annually the compensation of non-senior management employees as the Committee determines to be appropriate (including any awards under any equity-based compensation or non-equity-based incentive compensation plan of the Company and any material perquisites).

•        To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Compensation Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•        To produce the compensation committee report on executive compensation to be included in the Company’s Proxy Statement.

•        To review on an annual basis director compensation and benefits.

The Compensation Committee has the authority to retain or obtain advice from, as well as determine the appropriate compensation of, such compensation consultants, outside counsel and other advisors as the Compensation Committee, in its sole discretion, may deem appropriate. In early 2021, the Compensation Committee engaged FW Cook, an executive compensation consulting firm, which acted as the Company’s independent compensation consultant with respect to CEO compensation, including a review of the current employment agreement and recommendations regarding changes to such employment agreement. This independent compensation consultant was engaged exclusively by the Compensation Committee on these compensation matters and did not have other consulting arrangements with the Company. Based on the input from FW Cook, the Compensation Committee structured and approved an amended and restated employment agreement for the Company’s CEO, Stephen E. Croskrey. See “Executive Compensation — Agreements with Danimer’s Named Executive Officers — Employment Agreement with Stephen E. Croskrey,” below.

Our Compensation Committee is currently comprised of Messrs. Hendrix and Calhoun, with Mr. Hendrix serving as the Chairman, both of whom were determined by the Board of Directors to be independent of the Company based on NYSE’s definition of “independence”. The Compensation Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2020, the Compensation Committee held no meetings and acted by unanimous written consent in lieu of a meeting one time.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors, as well as review Danimer’s corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the NYSE listing requirements. The Nominating and Corporate Governance Committee considers all qualified candidates identified by members of the Committee, by other members of the Board of Directors, and by senior management. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Information with respect to a proposed nominee should be forwarded to Danimer Scientific Inc., Attention: Secretary, at 140 Industrial Boulevard, Bainbridge, GA 39817, and upon receipt, the Secretary will submit them to the Nominating and Corporate Governance Committee for its consideration. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the SEC to be included in our Proxy Statement if such proposed nominee were to be included therein, as well as a consent executed by the proposed nominee to serve as director if elected as required by the rules and regulations of the SEC. In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below. See “Requirements for Submission of Stockholder Proposals, Nomination of Directors and Other Business of Stockholders” for additional information on certain procedures that a stockholder must follow to nominate persons for election as directors.

The Nominating and Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee’s policy is to evaluate nominees recommended by stockholders, by other individuals and by third-party search firms in the same manner, as follows: the Nominating and Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above; when a Board of Directors vacancy occurs or is anticipated, the Nominating and Corporate Governance Committee determines which of the qualified candidates, if any, to interview, based on the current needs of the Board of Directors and the Company; and members of the Nominating and Corporate Governance Committee meet with these selected individuals. If, after such meetings, the Nominating and Corporate Governance Committee determines to recommend any candidate to the Board of Directors for consideration, that individual is invited to meet with the entire Board of Directors. The Board of Directors then determines whether to select the individual as a director-nominee.

Our Nominating and Corporate Governance Committee is currently comprised of Messrs. Amboian and Noda, with Mr. Amboian serving as the Chairman, both of whom were determined by the Board of Directors to be independent of the Company based on NYSE’s definition of “independence. The Nominating and Corporate Governance Committee

does not formally meet on a regular basis, but only as circumstances require. During fiscal 2020, the Nominating and Corporate Governance Committee held no meeting and did not act by unanimous written consent in lieu of a meeting. A copy of the Nominating and Corporate Governance Committee’s Charter is available on our Internet website, at https://danimerscientific.com/, under the tab “Governance Documents” within the section called “Governance.”

Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to the Company and its stockholders; and have the ability and willingness to spend the time required to function effectively as a director of the Company. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director. Nevertheless, the Nominating and Corporate Governance Committee’s evaluation of director candidates takes into account their ability to contribute to the diversity of age, background, experience, viewpoints and other individual qualities and attributes represented on the Board of Directors.

Director Summary Compensation Table

The following table summarizes the compensation earned by our serving non-employee directors for the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
John P. Amboian	—	—	471,278	—	471,278
Richard J. Hendrix	—	—	471,278	—	471,278
Christy Basco	—	—	—	—	—
Philip Gregory Calhoun	—	—	488,227	—	488,227
Gregory Hunt	—	—	535,354	—	535,354
Dr. Isao Noda	—	—	488,227	—	488,227
Stuart Pratt	23,000	—	810,185	—	833,185

Consulting Agreement of Stuart Pratt

Mr. Pratt and Legacy Danimer entered into a letter agreement on March 1, 2016 (the “Prior Pratt Consulting Agreement”), pursuant to which he earned a base salary of $18,000 for the fiscal year ended December 31, 2019 and was entitled to certain benefits and perquisites. Mr. Pratt’s salary was increased by resolution of the board of directors to $2,000 per month beginning in March 2020. On October 3, 2020, Mr. Pratt and Danimer entered into an amendment to the Prior Pratt Consulting Agreement providing, among other things, that the Prior Pratt Consulting Agreement would be terminated effective upon the closing of the Business Combination and that Mr. Pratt waived any severance payment to which he may have been entitled.

On October 3, 2020, Mr. Pratt and Danimer also entered into the Consulting Agreement (the “New Pratt Consulting Agreement”), which was effective upon the closing of the Business Combination and ends on October 3, 2023, unless earlier terminated in accordance with its terms. Under the New Pratt Consulting Agreement, Mr. Pratt is entitled to an annual base salary of $18,000. Pursuant to the New Pratt Consulting Agreement, upon the closing of the Business Combination, Mr. Pratt was also granted options to purchase 30,000 shares of our Common Stock, at an exercise price of $24.20, and was entitled to additional restricted shares of Common Stock if the fair market value of our Common Stock at the closing of the Business Combination exceeded $10 per share. Since fair market value at the closing of the Business Combination exceeded $10 per share, Mr. Pratt became entitled to receive additional restricted shares of Common Stock in an amount equal to the difference between such fair market value and $10, multiplied by the number of options shares and divided by such fair market value. Danimer issued such restricted shares after the end of the 2020 fiscal year on March 10, 2021. The nature of Mr. Pratt’s relationship with Danimer deems him to not be independent as a director of Danimer.

Discussion of Director Compensation

In connection with the closing of the Business Combination, on December 29, 2020, we awarded our directors (other than our Chief Executive Officer and a director that is affiliated with a customer) options to purchase 50,000 shares of our Common Stock. Our Board of Directors is currently evaluating our director compensation policy, but intends to develop a Board of Directors compensation program that is designed to align compensation with Danimer’s business objectives and the creation of stockholder value, while enabling Danimer to attract, retain, incentivize and reward directors who contribute to the long-term success of Danimer. Regarding expenses, Danimer’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. In addition, Stuart Pratt receives fees earned pursuant to a consulting agreement.

In 2020, our current employee director, Mr. Croskrey, was compensated pursuant to his prior employment agreements (which are described below under the heading “Employment Agreements”).

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting such person’s involvement in any type of business, securities or banking activities or practice; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is independent from Danimer and is financially literate as that qualification is interpreted by the Board of Directors. The Board of Directors has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

Management is responsible for Danimer’s internal control and the financial reporting process. The external auditor is responsible for performing an independent audit of Danimer’s consolidated financial statements in accordance with auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has had various discussions with management and the independent auditors. Management represented to the Audit Committee that Danimer’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Danimer and its management. The Audit Committee also considers whether the independent registered public accounting firm’s provision of audit and non-audit services to Danimer is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for its audit. The Audit Committee discussed with the independent auditors, with and without management present, the results of its audit, and the overall quality and integrity of financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements and the audit report on the audited financial statements be included in Danimer’s Annual Report on Form 10-K and Amendment No.1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, for filing with the SEC.

Submitted by the Members of the Audit Committee of the Board of Directors:

Gregory Hunt (Chairman)
John P. Amboian
Christy Basco

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date hereof. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Danimer.

Name	Age	Position
Executive Officers
Stephen E. Croskrey*	61	Chief Executive Officer, Director and Chairman of the Board
John A. Dowdy, III	49	Chief Financial Officer
Phillip Van Trump	45	Chief Science & Technology Officer
Michael Smith	53	Chief Operating Officer
Scott Tuten	46	Chief Marketing & Sustainability Officer

____________

*        See “Biographical Information for Directors” for biographical information with respect to Stephen E. Croskrey.

John A. Dowdy, III, 49, has been Danimer’s chief financial officer since December 2020, and prior to that had been Legacy Danimer’s chief financial officer since May 2014. He has significant experience in private industry and public company finance and accounting, including assisting emergent companies in the transition from privately-held to publicly-traded businesses. Prior to joining Legacy Danimer, from 2008 to 2014, Mr. Dowdy served as Vice President of Finance for international business and chief accounting officer at Yandex, one of Europe’s largest internet companies and the leading internet search provider in Russia. During his tenure as Yandex’s chief accounting officer, Mr. Dowdy played a key role in facilitating its successful $1.4 billion initial public offering in 2011. From 1997 to 2007, Mr. Dowdy was the chief accounting officer of CTC Media, assistant corporate controller for Golden Telecom and an auditor with PricewaterhouseCoopers. Mr. Dowdy is a Certified Public Accountant, licensed in the state of Georgia and holds a Bachelor of Arts degree in Accounting from the University of Georgia, having graduated summa cum laude.

Phillip Van Trump, 45, has been Danimer’s chief science and technology officer since December 2020, and prior to that had been Legacy Danimer’s chief technology officer since 2014. Mr. Van Trump manages research and development, product development, regulatory affairs and intellectual property for Danimer. Prior to these roles, Mr. Van Trump worked in a variety of positions within Legacy Danimer, performing bench-scale to pilot-level research as well as playing an integral role in the procurement of equipment and laboratory personnel to advance Danimer’s objectives. He holds a Bachelor of Science in molecular biology and microbiology from the University of Central Florida and an MBA from Emory University.

Michael Smith, 53, has been Danimer’s chief operating officer since December 2020 and prior to that had been Legacy Danimer’s chief operating officer since 2007. He has significant manufacturing experience, especially in implementing lean manufacturing techniques, and is integral to the continuous-process improvement of Danimer’s manufacturing operations. Prior to joining Legacy Danimer, Mr. Smith held high-level manufacturing positions at Ingersoll Rand from 1991 to 1996, Amoco from 1996 to 1998, British Petroleum from 1998 to 2004, and Propex from 2004 to 2007. He holds a Bachelor of Science degree in industrial and systems engineering from the Georgia Institute of Technology and has received extensive training in the Six Sigma Tools process controls and lean manufacturing techniques.

Scott Tuten, 46, has been Danimer’s chief marketing and sustainability officer since December 2020 and prior to that had been Legacy Danimer’s chief marketing officer since 2006. Mr. Tuten has significant experience in the fields of international logistics, supply-chain management, transportation, inventory control, operations, sales and warehousing. Mr. Tuten joined Danimer in 2006 as vice president of operations and was quickly promoted to senior vice president of operations. In 2014, Mr. Tuten was appointed chief marketing officer to manage overall sales and marketing. He holds a Bachelor of Business Administration degree in logistics and an MBA from Georgia Southern University.

There are no family relationships between our Executive Officers and any director of the Company.

EXECUTIVE COMPENSATION

Danimer has designed, and intends to modify as necessary or appropriate, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving our goals. Danimer believes its compensation programs should promote the success of the Company and align executive incentives with the long-term interests of its shareholders. Danimer’s current executive compensation programs reflect our startup origins in that they consist primarily of salary and stock option awards. As Danimer’s needs evolve, Danimer intends to continue to evaluate and modify its philosophy and compensation programs as circumstances require or is appropriate.

This section provides an overview of Danimer’s executive compensation programs as they relate to the executive officers named below (the “named executive officers”), including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Legacy Danimer’s board of directors, with input from its Chief Executive Officer, had historically determined the compensation for Danimer’s named executive officers. For the year ended December 31, 2020, Danimer’s named executive officers were:

•        Stephen E. Croskrey, Chief Executive Officer

•        John A. Dowdy, III, Chief Financial Officer

•        Phillip Van Trump, Chief Science and Technology Officer

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Stephen E. Croskrey Chief Executive Officer	2020	424,327	3,818,945	24,662,958	24,233	28,930,463

John A. Dowdy, III Chief Financial Officer	2020	260,558	75,000	6,434,909	22,262	6,792,729

Phillip Van Trump Chief Science and Technology Officer	2020	260,558	75,000	6,434,909	28,975	6,799,442

____________

(1)      The bonus amount for Mr. Croskrey represents a success bonus paid in January 2021 in connection with the closing of the Business Combination in December 2020. Mr. Croskrey is also eligible to receive a cash bonus based on 2020 EBITDAR, the exact amount of which is expected to be calculated and paid no later than December 31, 2021.

(2)      The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation.

(3)      All Other Compensation is comprised of Danimer matching contributions under Danimer’s 401(k) plan which is a tax-qualified defined contribution plan, car allowance or use of company car, use of company housing, and certain tuition payments. The following table summarizes “All Other Compensation” provided to the named executive officers during the year ended December 31, 2020 as follows:

•        Mr. Croskrey:    annual value (on depreciation basis) of company house ($7,081); annual value (on depreciation basis) of company automobile ($5,752); and 401(k) plan match ($11,400).

•        Mr. Dowdy:    car allowance ($11,384); and 401(k) match ($10,878).

•        Mr. Van Trump:    certain tuition payments ($18,553); and 401(k) match ($10,422).

Narrative Disclosure to Summary Compensation Table

For 2020, the compensation program for Danimer’s named executive officers consisted of base salary and incentive compensation delivered in the form of an annual bonus and/or stock option awards.

Base Salary

Base salary for Danimer’s named executive officers has historically been set at a level that is commensurate with such executive’s duties and authorities, contributions, prior experience and sustained performance.

Cash Bonus

In 2020, pursuant to his employment agreement, Mr. Croskrey was entitled to receive a bonus equal to ten percent (10%) of Danimer’s EBITDAR (earnings before interests, taxes, depreciation, amortization and rent, stock-based compensation, certain non-recurring charges and operating leases) until such bonus amount equals his base annual salary then in effect, and five percent (5%) of any additional EBITDAR in excess thereof. Danimer provides annual bonuses to the other named executive officers based on the achievement of individual and corporate performance, as determined by Danimer’s CEO in his sole discretion. Each of Messrs. Dowdy and Van Trump earned a discretionary cash bonus of $75,000 in respect of fiscal year 2020, which bonuses were paid in 2021.

Legacy Danimer Stock Incentive Plans

Danimer provided stock options to the named executive officers under Legacy Danimer’s 2016 Director and Executive Officer Stock Incentive Plan and/or Legacy Danimer’s 2016 Omnibus Stock Incentive Plans (collectively, the “2016 Plans”), as determined by Legacy Danimer’s board of directors in their sole discretion. Legacy Danimer believed that such equity awards served to better align the interests of stockholders and the named executive officers and served as a strong retention tool. In September 2020, pursuant to their employment agreements, Messrs. Dowdy and Van Trump were each granted stock options to acquire 10,000 shares of Legacy Danimer common stock under the 2016 Plans. The options granted to Messrs. Dowdy and Van Trump vest annually over three years.

In connection with the Business Combination, each of the options issued by Legacy Danimer under the 2016 Plans (the “Assumed Legacy Danimer Options”) that was outstanding immediately prior to the Closing, whether vested or unvested, was converted into an option to purchase a number of shares of Common Stock on the same terms and conditions as were applicable under such Assumed Legacy Danimer Option (including applicable vesting and exercise conditions) except that (a) the number of shares of Common Stock that are subject to each such Assumed Legacy Danimer Option was determined by multiplying the number of shares Legacy Danimer common stock subject to the corresponding Assumed Legacy Danimer Option by a fraction (the “Award Exchange Ratio”), the numerator of which is the closing per share merger consideration in the business Combination multiplied by the fair market value of the Company’s Common Stock on the closing date of the business combination and the denominator of which is the fair market value of the Company’s Common Stock on the closing date (rounded down to the nearest whole share) and (b) the exercise price per share of each such Assumed Legacy Danimer Option is equal (i) the per share exercise price of the corresponding Legacy Danimer option divided by (ii) the Award Exchange Ratio (rounded up to the nearest whole cent).

2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan

At Danimer’s special meeting of stockholders held on December 28, 2020 (the “Special Meeting”), Danimer’s stockholders approved the Danimer Scientific, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (the “2020 ESPP”). The 2020 Plan and the 2020 ESPP were previously approved, subject to stockholder approval, by the Board on September 30, 2020. The 2020 Plan and the 2020 ESPP became effective immediately upon the Closing.

Benefits and Perquisites

Danimer provides benefits to its named executive officers on the same basis as provided to all of our employees, including medical, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan for which Danimer matches elective deferrals of up to 4% of an employee’s eligible earnings. The named executive officers are entitled to use of a company car (or a monthly car allowance in lieu thereof). Certain executives also receive reimbursement for tuition for graduate level degrees. Except as otherwise disclosed herein, Danimer does not maintain any other executive-specific benefit or perquisite programs.

Additionally, Danimer has agreed to provide Mr. Croskrey with a rental home or apartment in the Bainbridge, Georgia area reasonably satisfactory to Mr. Croskrey.

Potential Payments Upon Termination or Change of Control

Mr. Croskrey and Legacy Danimer entered into the Amended and Restated Employment Agreement on August 13, 2018 (the “Prior Croskrey Employment Agreement”), pursuant to which he earned a base salary of $400,000 for the fiscal year ended December 31, 2020, and was entitled to certain benefits, perquisites, and payments in connection with a change of control of Legacy Danimer. On October 3, 2020, Mr. Croskrey and Legacy Danimer entered into an amendment (the “Amendment”) to the Prior Croskrey Employment Agreement providing, among other things, that the Prior Croskrey Employment Agreement would be terminated effective upon the closing of the Business Combination. The Amendment provides that Mr. Croskrey would be entitled to receive the bonus equal to one percent (1%) of the gross purchase price paid by Live Oak for Legacy Danimer (net of Legacy Danimer’s closing costs and expenses) upon the closing of the Business Combination, as set forth in the Prior Croskrey Employment Agreement, but that Mr. Croskrey was waiving a separate severance payment to which he would have been entitled to effective upon the closing of the Business Combination under the Prior Croskrey Employment Agreement.

See “Agreements with Danimer’s Named Executive Officers” below for a description of potential payments upon termination or change of control under each of the named executive officers’ respective employment agreements.

Agreements with Danimer’s Named Executive Officers

Employment Agreement with Stephen E. Croskrey

On October 3, 2020, Mr. Croskrey and Live Oak entered into the Employment Agreement (the “2020 Croskrey Employment Agreement”), which became effective upon the closing of the Business Combination. The Prior Croskrey Employment Agreement described above under “— Potential Payments Upon Termination or Change of Control” terminated upon the effectiveness of the New Croskrey Employment Agreement.

The 2020 Croskrey Employment Agreement became effective upon the closing of the Business Combination. The 2020 Croskrey Employment Agreement provided that Mr. Croskrey would serve as Chief Executive Officer and Chairman of the Board of Directors of Danimer (“Board”), and provided for an annual base salary of $425,000, which was to increase by $25,000 on January 1 of each year of the term. Under the 2020 Croskrey Employment Agreement, Mr. Croskrey was entitled to an annual bonus based upon Danimer’s earnings before interest, taxes, depreciation, amortization, rent and operating leases (“EBITDAR”) for each fiscal year, pursuant to which Mr. Croskrey would be paid an annual bonus equal to (i) 10% of Danimer’s EBITDAR until such bonus amount equals his annual base salary then in effect, plus (ii) 5% of Danimer’s EBITDAR in excess thereof. The 2020 Croskrey Employment Agreement also provided that Mr. Croskrey would be entitled to participate in Danimer’s equity incentive plans for executives and employees and receive annual equity awards thereunder. Under the 2020 Croskrey Employment Agreement, Mr. Croskrey was eligible to participate in employee benefit plans offered to Danimer’s executives and was entitled to use of a reasonably acceptable rental home or apartment in the area of Bainbridge, GA, as well as reimbursements for incremental living expenses of up to $1,500 per month for the periods during which he resides in such rental home on Danimer business, as well as a potential gross-up for such reimbursement.

On July 23, 2021, the Company and Stephen Croskrey entered into an Amended and Restated Employment Agreement (the “Croskrey Employment Agreement”), which amended and restated the 2020 Croskrey Employment Agreement in its entirety. The Croskrey Employment Agreement ends on December 31, 2024, unless earlier terminated in accordance with its terms. The Croskrey Employment Agreement provides that Mr. Croskrey shall continue to serve as Chief Executive Officer and Chairman of the Board of Directors of the Company, and provides for an annual base salary of $875,000, effective as of January 1, 2021. Additionally, the Croskrey Employment Agreement provides that Mr. Croskrey is entitled to a one-time bonus paid simultaneously with the execution of the Croskrey Employment Agreement, equal to $2,000,000. The Croskrey Employment Agreement also provides that upon satisfaction of performance targets to be established by the Board of Directors, Mr. Croskrey will be paid an annual incentive award for such year equal to between 1.25 times his Annual Base Salary and 2.5 times his Annual Base Salary.

The Croskrey Employment Agreement states that each year during the term, and simultaneously with the execution of the Croskrey Employment Agreement with respect to 2021, Mr. Croskrey will receive a long term incentive award, of which 50% shall be in the form of performance stock awards and 50% shall be in the form of stock options, to vest upon satisfaction of the performance targets to be established by the Board of Directors for each such year. In the event that such performance stock awards and/or stock options awarded to Mr. Croskrey are not available to be issued to Mr. Croskrey for any reason, then the Company shall pay to Mr. Croskrey, upon the vesting of such long term incentive award, an amount in cash equal to the notional value that each such performance stock award and/or stock option would have had on the date of such vesting as though it had been granted to Mr. Croskrey on the date of grant, as applicable. In the event that the Company is unable for any reason to issue to Mr. Croskrey stock options, performance stock awards, other equity based awards or shares of common stock, whether underlying such awards or otherwise, that the Company has contractually agreed to in prior agreements with Mr. Croskrey, then the Company shall be contractually obligated to pay to Mr. Croskrey, upon the vesting of any such awards, an amount in cash equal to the notional value that each such stock option, performance stock award or other equity based award would have had on the date of such vesting as though it had been granted to Mr. Croskrey on the date such other agreement giving rise to such award was entered into; provided that in either such case, any such cash payment shall be payable over a period of three years in equal quarterly installments, starting with the date of the vesting of such award. The cash-settlement provision in respect of equity awards described above is hereinafter referred to as the “Cash-Settlement Right.”

Under the Croskrey Employment Agreement, Mr. Croskrey is also eligible to participate in employee benefit plans offered to the Company’s executives, the Company shall provide Mr. Croskrey with the use of a reasonably acceptable rental home or apartment at market rates in the Bainbridge, Georgia area, and will also provide Mr. Croskrey with the use of a corporate vehicle.

Pursuant to the Croskrey Employment Agreement, upon a termination of Mr. Croskrey’s employment (a) by the Company without cause, (b) by Mr. Croskrey for good reason, or (c) by the Company or any successor either upon the occurrence of a change in control (or within one year thereafter), and provided that Mr. Croskrey delivers to the Company a waiver and release of claims: (i) Mr. Croskrey will receive an amount in cash equal to 24 months of his annual base salary; (ii) Mr. Croskrey will receive the annual incentive award as of the date of termination; (iii) any unvested equity awards that are held by Mr. Croskrey, other than any unvested performance stock award portion of any long term incentive award (“excluded award”), shall automatically vest and become exercisable (as applicable) as of the date of termination, provided that with respect to any excluded award, in the event of such termination, and provided Mr. Croskrey remains on the Board following such termination, the excluded award will remain in effect and continue to vest in accordance with its terms so long as Mr. Croskrey remains on the Board, and the long term incentive performance targets established with respect to such excluded award shall be deemed achieved in the event that such termination arises in connection with a change in control; provided further that with respect to such termination where Mr. Croskrey does not remain on the Board, any such excluded award will vest pro rata in accordance with its terms if the related long term incentive performance targets established with respect thereto as of the date of termination have been achieved, with such long term incentive performance targets being deemed achieved in the case of a termination in connection with a change in control; and (iv) in the event that Mr. Croskrey is entitled to and elects to utilize coverage under Section 4980B of the Code (“COBRA Coverage”), Mr. Croskrey shall be reimbursed for COBRA Coverage for he and his dependents for the lesser of 24 months following termination or the date that the COBRA Coverage terminates in accordance with its terms.

The Croskrey Employment Agreement also contains certain restrictive covenants pursuant to which Mr. Croskrey is subject to non-competition and non-solicitation obligations during the term of thereof and for a period of 12 months following his termination. The Croskrey Employment Agreement also contains customary non-disparagement covenants and confidentiality obligations to which Mr. Croskrey is subject.

All payments and benefits provided under the Croskrey Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

Employment Agreement with Other Named Executive Officers

On August 31, 2020, each of the other named executive officers entered into Amended and Restated Employment Agreements (each, an “NEO Employment Agreement”) with Legacy Danimer. Under the NEO Employment Agreement, John A. Dowdy, III will serve as Chief Financial Officer and Phillip Van Trump will serve as Chief Science and Technology Officer. Except as otherwise set forth below, each of the NEO Employment Agreement have identical terms, as summarized below.

Under the NEO Employment Agreements, each of Messrs. Dowdy and Van Trump earn a salary of $300,000 per year. Under the NEO Employment Agreements, each such named executive officer is entitled to an annual bonus under Danimer’s employee bonus plan, if any, or as otherwise approved by Danimer’s Board of Directors.

The NEO Employment Agreements also provide that such named executive officers will be entitled to participate in certain of Danimer’s equity incentive plans for executives and employees and receive annual equity awards thereunder, and provides that each such named executive officer shall be granted a stock option for 10,000 shares of Legacy Danimer’s common stock, at an exercise price of $63 per share, vesting in three, approximately equal, annual installments, beginning on September 1, 2021. These options for Legacy Danimer common stock have been converted into options to purchase shares of Common Stock. See “Legacy Danimer Stock Incentive Plans”. Under the NEO Employment Agreements, such named executive officers are eligible to participate in employee benefit programs available to similarly situated employees and are entitled to use of a Danimer-owned automobile.

Pursuant to each NEO Employment Agreement, upon a termination of such named executive officer’s employment by Danimer without cause but not in connection with a change in control of Danimer, such named executive officer will receive his annual base salary for 12 months following the date of his termination.

Pursuant to each NEO Employment Agreement, upon a termination of such named executive officer’s employment by Danimer without cause in connection with a change in control of Danimer or within 12 months following a change in control of Danimer, such named executive officer will receive his annual base salary for 24 months following the date of his termination.

Other Compensation Arrangements with Named Executive Officers

Danimer’s named executive officers also received upon closing of the Business Combination new grants of unvested options to purchase shares of Common Stock under Danimer’s new equity incentive plan in accordance with the terms of the business combination agreement. Messrs. Croskrey, Dowdy and Van Trump received a number of option shares equal to 3.0%, 0.75% and 0.75%, respectively, of the number of fully-diluted shares of Common Stock (excluding certain shares underlying warrants) outstanding as of the Closing, at an exercise price equal to $24.20, which represented the greater of the fair market value at Closing and $10. Since fair market value at Closing exceeded $10 per share, each of those persons became entitled to receive additional restricted shares of Common Stock in an amount equal to the difference between such fair market value and $10, multiplied by the number of options shares and divided by such fair market value. We issued such restricted shares after the end of the 2020 fiscal year on March 10, 2021.

Mr. Croskrey also received, in connection his payoff of certain indebtedness to Legacy Danimer prior to the closing of the Business Combination, a new option grant to purchase 1,154,616 shares of Common Stock under the 2020 Plan, which option will not be exercisable until the later to occur of February 1, 2024 or the approval by Danimer’s shareholders of an amendment to the 2020 Plan to increase the number of shares available under the plan in an amount sufficient to permit the exercise of the option. This option grant is subject to the Cash-Settlement Right.

In connection with entering into the Croskrey Employment Agreement, on July 23, 2021, Mr. Croskrey received a performance stock award consisting of 95,943 performance shares of the Company’s common stock. The performance shares shall be issued only if (A) to the extent necessary, after the approval by the shareholders of the Company of an amendment to the 2020 Long Term Incentive Plan to increase the number of shares available under the plan in an amount sufficient to permit the vesting and issuance of the performance shares in accordance with the award, and (B) they have vested in accordance with the following vesting criteria: (i) 30% of the performance shares (the “ROE Metric Shares”) shall be subject to vesting upon achievement of the pre-tax return on equity (“ROE”) metric as follows: the threshold for vesting the ROE Metric Shares shall be the Company achieving ROE of at least 5%, in which event 50% of the ROE Metric Shares shall vest, and upon the Company achieving ROE of 9%, 100% of the ROE Metric Shares shall vest, with pro rata vesting of the ROE Metric Shares for any amount of ROE in between such ranges; (ii) 30% of the performance shares (the “EBITDA Metric Shares”) shall be subject to vesting upon achievement of the earnings before interest, taxes, depreciation and amortization (“EBITDA”) metric as follows: the threshold for vesting the EBITDA Metric Shares shall be the Company achieving EBITDA of at least $45 million, in which event 50% of the EBITDA Metric Shares shall vest, and upon the Company achieving $65 million of EBITDA, 100% of the EBITDA Metric Shares shall vest, with pro rata vesting of the EBITDA Metric Shares for any amount of EBITDA in between such ranges; and (iii) 40% of the performance shares (the “Neat Capacity Metric Shares”) shall be subject to vesting upon achievement of the nameplate capacity for neat PHA production (“Neat Capacity”) metric as follows: the threshold for vesting the Neat Capacity Metric Shares shall be the Company achieving a Neat Capacity of at least 75 million pounds, in which event 50% of the Neat Capacity Metric Shares shall vest, and upon the Company achieving 90 million pounds of Neat Capacity, 100% of the Neat Capacity Shares shall vest, with pro rata vesting of the Neat Capacity Metric Shares for any amount of Neat Capacity in between such ranges. For purposes of the PSA, (a) ROE shall mean the pre-tax return on equity equal to earnings before taxes divided by the average shareholders’ equity, based on the Company’s consolidated financial statements for the period in question, and the vesting of the ROE Metric Shares shall be measured based on the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023, (b) EBITDA shall be determined based on the Company’s consolidated financial statements for the period in question, and the vesting of the EBITDA Metric Shares shall be measured based on the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023, and (c) Neat Capacity shall be determined based upon a third-party certification of the ability of the Company to produce the quantities of neat PHA set forth above based on its facilities, and not necessarily actual production of such quantities, and the vesting of the Neat Capacity Metric Shares shall be measured as of December 31, 2023. The award terminates on the earlier of July 23, 2024 or Mr. Croskrey’s termination date (as defined in the Long Term Incentive Plan). This performance stock award is subject to the Cash-Settlement Right.

On July 23, 2021, Mr. Croskrey also received an option to purchase 244,073 shares of the Company’s common stock, which shall only be exercisable if (A) to the extent necessary, after the approval by the shareholders of the Company of an amendment to the long term incentive plan to increase the number of shares available under the plan in an amount sufficient to permit the exercise of the option shares, and (B) the option shares have vested, which vesting shall occur as follows: (i) one-third of the option shares shall vest on July 23, 2022, (ii) one-third of the option shares shall vest on July 23, 2023, and (iii) one-third of the option shares shall vest on July 23, 2024. The expiration date of the option shares is the earlier of July 23, 2031 or Mr. Croskrey’s termination date (as defined in the plan). This option grant is subject to the Cash-Settlement Right.

Retirement Benefits

Danimer provides a tax-qualified Section 401(k) plan for all employees, including the named executive officers. Danimer matches elective deferrals of up to 4% of an employee’s eligible earnings. Danimer does not provide to employees, including its named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Executive Compensation

The Board expects to review executive compensation periodically to ensure that executive compensation remains competitive such that Danimer is able to recruit, incentivize and retain qualified executives. Following the consummation of the Business Combination, the named executive officers will be employed in accordance with the terms of the employment agreements discussed above, and Danimer intends to develop an executive compensation program that is designed to also align with the long-term interests of Danimer’s shareholders for value creation and conformance with prevailing standards of good corporate governance.

Outstanding Equity Awards at 2020 Year End

The following table presents information regarding outstanding equity awards held by Danimer’s named executive officers as of December 31, 2020.

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Stephen E. Croskrey	December 29, 2020	—	2,571,737	$24.20	December 29, 2030

John A. Dowdy, III	June 30, 2016	758,099	—	$3.28	June 30, 2026
	December 18, 2017	109,896	—	$3.28	December 18, 2027
	September 1, 2020	—	91,580	$6.88	September 1, 2030
	December 29, 2020	—	642,934	$24.20	December 29, 2030

Phillip Van Trump	June 30, 2016	620,729	—	$3.28	June 30, 2026
	December 18, 2017	247,266	—	$3.28	December 18, 2027
	September 1, 2020	—	91,580	$6.88	September 1, 2030
	December 29, 2020	—	642,934	$24.20	December 29, 2030

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the SEC’s rules, a related person is a director, officer, nominee for director, or five percent (5%) stockholder of the Company since the beginning of the last fiscal year and their immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Stephen E. Croskrey, our chief executive officer and chairman, leases a house from Danimer in Brinson, Georgia for a nominal rental fee and has an option to purchase such property from Danimer, which option continues co-terminously with Mr. Croskrey’s employment as chief executive officer of Danimer.

Mr. Croskrey had acquired 483,977 shares of Legacy Danimer Common Stock upon exercise of options granted by Legacy Danimer and for which the exercise prices were paid in the form of non-recourse notes issued by Mr. Croskrey to Legacy Danimer. The aggregate amount of principal and accrued interest payable by Mr. Croskrey to Legacy Danimer in the amount of approximately $22,848,285 was paid off prior to the closing of the Business Combination (the “Croskrey Note Payoff”). In connection with the Croskrey Note Payoff, Mr. Croskrey received upon closing of the Business Combination a new option grant to purchase 1,154,616 shares of Common Stock under the 2020 Incentive Plan, which option will not be exercisable until the later to occur of February 1, 2024 or the approval by our shareholders of an amendment to the 2020 Incentive Plan to increase the number of shares available under the 2020 Incentive Plan in an amount sufficient to permit the exercise of the option. This option grant is subject to the Cash-Settlement Right.

Stuart Pratt, a director of Danimer and the former chairman of the board of directors of Legacy Danimer, had acquired 187,147 shares of Legacy Danimer common stock upon exercise of options granted by Legacy Danimer and for which the exercise prices were paid in the form of non-recourse notes issued by Mr. Pratt to Legacy Danimer. The aggregate amount of principal and accrued interest payable by Mr. Pratt to Legacy Danimer in the amount of approximately $5,923,821 was paid off prior to the closing of the Business Combination (the “Pratt Note Payoff”). In connection with the Pratt Note Payoff, Mr. Pratt received upon closing of the Business Combination a new option grant to purchase 312,258 shares of Common Stock under the 2020 Incentive Plan, which option will not be exercisable until the later to occur of February 1, 2024 or the approval by our shareholders of an amendment to the 2020 Incentive Plan to increase the number of shares available under the 2020 Incentive Plan in an amount sufficient to permit the exercise of the option. Pursuant to a letter agreement, dated as of August 12, 2021, between the Company and Mr. Pratt, in the event that the Company is unable for any reason to issue to Mr. Pratt stock options, restricted stock awards, performance stock awards, other equity based awards or shares of common stock, whether underlying such awards or otherwise, that the Company has contractually agreed to in prior agreements with Mr. Pratt, then the Company shall be contractually obligated to pay Mr. Pratt, upon the vesting of any such awards, an amount in cash equal to the notional value that each such stock option, restricted stock award, performance stock award or other equity based award would have had on the date of such vesting as though it had been granted to Mr. Pratt on the date such other agreement giving rise to such award was entered into; provided that any such cash payment shall be payable over a period of three years in equal quarterly installments, starting with the date of the vesting of such award. The options held by Mr. Pratt described above are subject to this cash-settlement right.

Philip Gregory Calhoun, a director of Danimer, as part of a 2020 private placement transaction of Legacy Danimer, acquired 7,940 shares of Legacy Danimer Common Stock for a purchase price of $500,220. In 2020, Mr. Calhoun has acquired 31,935 shares of Legacy Danimer Common Stock upon exercise of options granted by Legacy Danimer in conjunction with certain debt financings for which the exercise prices were paid in cash in the aggregate amount of $658,050.

Dr. Isao Noda, a former director of Legacy Danimer, held an aggregate principal amount of $200,000 of Legacy Danimer’s 8% convertible notes, which converted into shares of Common Stock effective as of the closing of the Business Combination.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is responsible for reviewing and approving all related person transactions. In addition, the Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in: (i) the Charter of the Audit Committee of the Company’s Board of Directors, which vests the Audit Committee with the responsibility for the Company’s compliance with legal and regulatory requirements; (ii) the Company’s Amended and Restated Corporate Governance Guidelines, which vests in the Board and its committees the specific function of ensuring processes are in place for maintaining the integrity of compliance with law and ethics, and requiring that directors recuse themselves from any discussion or decision affecting their personal, business or professional interests; and (iii) the Company’s Code of Business Conduct and Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Delaware corporation, we are subject to Section 144 of the DGCL, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of disinterested directors or a duly authorized committee of the Board comprised of disinterested directors after disclosure of the material facts relating to the interested transaction in question.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP audited the financial statements of the Company as of and for the year ended December 31, 2020. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of KPMG LLP as of and for the current year ending December 31, 2021. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by the Board of Directors of the firm of KPMG LLP to audit the financial statements and related internal control over financial reporting of the Company as of and for the current year ending December 31, 2021. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Amended and Restated Bylaws, our Charter of the Audit Committee or applicable law, and is not a binding proposal, the Audit Committee has determined that requesting ratification by stockholders of its selection of KPMG LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for Danimer by KPMG LLP (“KPMG”)-for the fiscal year ended December 31, 2020 were as follows, in thousands:

Audit Fees	$661
Audit Related Fees	43
Tax Fees	—
All Other Fees	—
Total	$704

Audit Fees.    KPMG was engaged as our independent registered public accounting firms to audit our financial statements for the year ended December 31, 2020 and to perform services in connection with our registration statements.

Audit-Related Fees.    Consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the consolidated financial statements but are not reported in the prior paragraph. These fees are related to subscriptions to online accounting, educational, and public company transition matters.

Tax Fees.    There were no tax fees for the fiscal year ended December 31, 2020.

All Other Fees.    There were no other fees for the fiscal year ended December 31, 2020.

Auditor Independence.    The Audit Committee has considered the non-audit services provided by KPMG and determined that the provision of such services had no effect on KPMG’s independence from the Company.

Audit Committee Pre-Approval Policy and Procedures.

The Audit Committee must review and pre-approve all audit and non-audit services provided by KPMG, which was our independent registered public accounting firm as of December 31, 2020, and has adopted a Pre-Approval Policy. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

The Audit Committee has not waived the pre-approval requirement for any services rendered by KPMG to the Company. All of the services provided by KPMG to the Company described above were pre-approved by the Audit Committee.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange) various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of the reports filed with the SEC and representations submitted by the directors and executive officers of the Company, we believe that all Section 16(a) filings requirements were timely met for fiscal years 2020 and 2021, except for two Form 4 filings by Mr. Hendrix (relating to an aggregate of three transactions), two Form 4 filings by Mr. Amboian (relating to an aggregate of three transactions), and one Form 4 filing by Mr. Croskrey (relating to a single transaction), which in each case were filed late due to an administrative oversight.

FORM 10-K/A

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K/A for the year ended December 31, 2020, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Danimer Scientific, Inc., Attention: Secretary, 140 Industrial Boulevard, Bainbridge, GA 39817.

HOW TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING

Q.     How may I participate in the virtual-only Meeting?

A.     To participate in the virtual-only Meeting, go to https://www.cstproxy.com/danimerscientific/2021.

         If you are a stockholder of record as of November 8, 2021, the record date for the Meeting, you should enter your name, email address and control number and press enter. You will be then allowed into the virtual meeting portal.

         If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual-only Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to Continental Stock Transfer and Trust Company: (1) by email to proxy@continentalstock.com; (2) by facsimile to (212) 509-5152 or (3) by mail to Continental Stock Transfer and Trust Company, Attn: Continental Stock Transfer & Trust Co., 1 State Street Floor 30, New York City, NY 10275-0741. Requests for registration must be labeled as “Legal Proxy” and be received by Continental Stock Transfer and Trust Company no later than 5:00 p.m. Eastern time on December 10, 2021.

Q.     May I revoke a previously submitted proxy or otherwise change my vote at the virtual-only Meeting?

A.     Yes. You may change or revoke your vote by writing to us, by submitting another properly signed Proxy Card with a more recent date, or by voting again by Internet voting options described below. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal 2).

Q.     How do I vote at the virtual-only Meeting?

A.     If you are a stockholder of record as of November 8, 2021, the record date for the annual meeting, you may vote during the virtual-only Meeting by (a) visiting https://www.cstproxy.com/danimerscientific/2021 and following the on screen instructions (have your Proxy Card available when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope.

         If your shares are held in “street name” through a bank, broker or other nominee, in order to vote during the Meeting you must first obtain a “legal proxy” from your bank, broker or other nominee and register with Continental Stock Transfer and Trust Company as described above in order for you to participate in the virtual-only Meeting. You then may vote by following the instructions provided to you by Continental Stock Transfer and Trust Company.

         Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://www.cstproxy.com/danimerscientific/2021 and following the on screen instructions (have your proxy card when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from revoking a previously submitted proxy or changing your vote as described above, but it will help to secure a quorum and avoid added solicitation costs.

Q.     Who can help answer any other questions I might have?

A.     If you have any questions concerning the virtual-only Meeting (including accessing the Meeting by virtual means) or would like additional copies of the Proxy Statement or need help voting your shares of Danimer common stock, please contact our transfer agent:

Continental Stock Transfer and Trust Company
1 State Street, 30th Floor
New York, NY 10004
Phone Number: (917) 262-2373

If you need other assistance with casting or changing your vote or have other questions regarding this proxy solicitation, you may also contact our proxy solicitor, Okapi Partners, toll-free at (888) 785-6707.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2022 Annual Meeting, the proposal must be received by us at our principal executive offices by July 13, 2022 (or, if the 2022 Annual Meeting is called for a date not within 30 calendar days before or after December 15, 2022, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of: Secretary, Danimer Scientific, Inc., 140 Industrial Boulevard, Bainbridge, GA 39817 and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2022 Annual Meeting of Stockholders (a) not less than ninety (90) days nor more than one hundred twenty (120) days prior to December 15, 2022, if our 2022 Annual Meeting of Stockholders is held within thirty (30) days before or after December 15, 2022; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2022 Annual Meeting of Stockholders is not held within thirty (30) days before or after December 15, 2022. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

John A. Dowdy, III
Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK *** EASY DANIMER SCIENTIFIC, INC. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on December 14, 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/ danimerscientific/2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. Please mark your votes like this X 1. Election of Directors (1) Stephen E. Croskrey (2) John P. Amboian (3) Richard Hendrix (4) Christy Basco (5) Philip Gregory Calhoun (6) Gregory Hunt (7) Dr. Isao Noda (8) Stuart W. Pratt FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left) (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. FOR AGAINST ABSTAIN 3. To transact such other business as may properly come before the Annual Meeting, including to consider any procedural matters incident to the conduct of the Annual Meeting, such as the postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Annual Meeting. CONTROL NUMBER Signature Signature, if held jointly Date ,2021 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders To view the 2021 Proxy Statement, 2020 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/danimerscientific/2021 DANIMER SCIENTIFIC, INC. ANNUAL MEETING OF STOCKHOLDERS DECEMBER 15, 2021 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Stephen E. Croskrey and John A. Dowdy, III, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A Common Stock of Danimer Scientific, Inc. held of record by the undersigned at the close of business on November 8, 2021, at the Annual Meeting of Stockholders of Danimer Scientific, Inc. to be held on December 15, 2021, at 10:00 a.m., Eastern Time, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)